CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I consent to the incorporation in this Registration Statement on Form SB-2 of our report included herein dated March 15, 2002, relating to the financial statements of Kingsgate Acquisitions, Inc., and to the reference to me under the caption "Experts" in the Prospectus.





Tom Monahan, CPA
December 5, 2002